UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2007

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LYDALL, INC.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 10, 2007, Lydall, Inc. (the “Company”), entered into an Indemnification Agreement with David Freeman, President and Chief Executive Officer, an Employment Agreement and Indemnification Agreement with Thomas P. Smith, Vice President, Chief Financial Officer and Treasurer, and Employment Agreements with Bill W. Franks, Jr., President, Lydall Transport and Kevin T. Longe, President, Filtration/Separation. The Company also entered into an Amendment to Letter of Understanding with Bertrand Ploquin, President, European Automotive. In addition, the Company entered into Employment Agreements with other officers of the Company.

Pursuant to Mr. Freeman’s and Mr. Smith’s Indemnification Agreements, Mr. Freeman and Mr. Smith are entitled to the rights of indemnification if, by reason of their Corporate Status (as defined in the agreements) they are, or are threatened to be made, a party to any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) other than a Proceeding by or in the right of the Company. They shall be indemnified against all expenses, judgments, penalties, fines, and amounts paid in settlement by them or on their behalf in connection with such Proceeding providing they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe their conduct was unlawful. To the extent that they are successful on the merits or otherwise, in any Proceeding, they shall be indemnified against all expenses actually and reasonably incurred by them or on their behalf in connection therewith. If they are not wholly successful in such Proceeding but are successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify them against all expenses actually and reasonably incurred by them or on their behalf in connection with each successfully resolved claim, issue or matter.

The Company shall advance all reasonable expenses incurred by them or on their behalf of them in connection with any Proceeding within ten days after the receipt by the Company of a statement or statements from them requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.

The Indemnification Agreements shall continue until and terminate upon the later of: (a) 10 years after the date that they shall have ceased to serve as a director, officer, employee, or agent of the Company or (b) the final termination of any Proceeding then pending in respect of which they are granted rights of indemnification or advancement of expenses.

Pursuant to Mr. Smith’s Employment Agreement, Mr. Smith will continue to serve as Vice President, Chief Financial Officer and Treasurer and will be entitled to an initial annual base salary of $240,000. Mr. Smith’s agreement remains in place indefinitely until he is no longer employed by the Company or its subsidiaries.

Pursuant to Mr. Frank’s Employment Agreement, Mr. Franks will continue to serve as President, Lydall Transport, Ltd. and will be entitled to an initial annual base salary of $258,000. Mr. Franks’ agreement remains in place indefinitely until he is no longer employed by the Company or its subsidiaries.

Pursuant to Mr. Longe’s Employment Agreement, Mr. Longe will continue to serve as President, Lydall Filtration/Separation, Inc. and will be entitled to an initial annual base salary of $278,500. Mr. Longe’s agreement remains in place indefinitely until he is no longer employed by the Company or its subsidiaries.

Pursuant to Mr. Ploquin’s amended letter of Understanding, Mr. Ploquin will continue to serve as President of Lydall’s European automotive businesses and will be entitled to an initial annual base salary of € 221,500. Mr. Ploquin’s Letter of Understanding will remain in place indefinitely until he is no longer employed the Company or its subsidiaries.

The agreements with Mr. Smith, Mr. Franks, Mr. Longe and Mr. Ploquin dated January 10, 2007 provide for a performance bonus of three months’ base salary to be paid on April 26, 2007, if they are still employed by the Company.

The agreements with Mr. Smith, Mr. Franks and Mr. Longe dated January 10, 2007, provide for benefits, among other things, in the event of their termination by the Company other than for “cause” (as defined in the agreements) or termination of employment by them for “good reason” (as defined in the agreements). If a termination is without “cause” or for “good reason,”

and does not occur within 18 months following a “Change of Control” of the Company (as defined in the agreements), the termination benefits would include: (i) a severance benefit equal to the sum of the annual base salary and the average of the three annual incentive bonuses earned by such officer in the three years preceding termination, paid over 12 months; (ii) medical, dental and life insurance coverage for up to 12 months or until such officer becomes full-time employed with an employer who offers health insurance benefits, whichever is earlier, subject to any required employee contributions; and (iii) outplacement services not to exceed $10,000. If a termination without “cause” or for “good reason” occurs within 18 months following a “Change of Control” of the Company, the termination benefits would include: (i) a severance benefit equal to two times the sum of the annual base salary rate, and the average of the three highest annual bonuses earned by such officer for any of the five calendar years preceding his termination of employment, payable in a lump sum; (ii) a pro-rata portion of such officer’s maximum bonus opportunity for the year of termination of employment; (iii) medical, dental, life insurance and (if reasonably commercially available) long-term disability coverage for up to 24 months, subject to any required employee contributions; (iv) a car allowance for 24 months; (v) vesting in stock options and restricted stock; (vi) outplacement services not to exceed $10,000 and (vii) certain other benefits. The Employment Agreement defines a “Change of Control” of the Company as: (a) beneficial ownership by a third party of at least 25 percent of total voting power of all classes of stock of the Company; (b) the election to the Board of a majority of Directors who were not approved by a majority of current Directors; (c) a stockholder approved liquidation of the Company, or merger or consolidation of the Company; or (d) a sale or disposition of all or substantially all of the assets of the Company.

In the event Messrs. Franks, Smith or Longe is terminated due to a total and permanent disability, the Company will pay an amount equal to one times the individual’s annual base salary less amounts received under the Company’s disability program to the disabled individual. In addition, the individual will receive (i) a pro-rata bonus for the year of termination and (ii) medical, dental and life insurance coverage for up to 12 months or until such individual becomes full-time employed with an employer who offers such insurance benefits, whichever is earlier, subject to any required employee contributions. In the event Messrs. Franks, Smith or Longe dies, the Company will provide to the deceased employee’s estate, in addition to his base salary through termination date, (i) health coverage for his dependents for 12 months under COBRA and (ii) a pro-rata bonus for the year of death, if a bonus would have been earned for the year of death.

The amendment to the Letter of Understanding with Mr. Ploquin provides that in the event of a termination other than for gross misconduct or for “good reason” (as defined in the amendment) which occurs within 18 months following a “Change of Control” of the Company, the termination benefits would include: compensation equal to 24 months of gross remuneration including bonus which will include six months’ compensation in exchange for a non-competition obligation, as required by law; a car allowance for 24 months; vesting in stock options and restricted stock; outplacement services not to exceed $10,000 and certain other benefits. The amendment defines a “Change of Control” of the Company as: (a) beneficial ownership by a third party of at least 25 percent of total voting power of all classes of stock of the Company; (b) the election to the Board of a majority of Directors who were not approved by a majority of current Directors; (c) a stockholder approved liquidation of the Company, or merger or consolidation of the Company; or (d) a sale or disposition of all or substantially all of the assets of the Company.

Copies of the Agreements are attached hereto as Exhibits 10.1 to 10.5 and hereby are incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following are furnished as Exhibits to this report:

Exhibit Number	Description of Exhibit
10.1	Indemnification Agreement and Confidentiality, Invention and Non-Compete Agreement with David Freeman, President and Chief Executive Officer.

10.2	Employment Agreement and Indemnification Agreement with Thomas P. Smith, Vice President, Chief Financial Officer and Treasurer, dated January 10, 2007.

10.3	Employment Agreement with Bill W. Franks, Jr., President, Lydall Transport, dated January 10, 2007.

10.4	Employment Agreement with Kevin T. Longe, President, Filtration/Separation, dated January 10, 2007.

10.5	Amendment to Letter of Understanding between Lydall, Inc. and Bertrand Ploquin, President, European Automotive, dated January 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

January 16, 2007	By:	/S/ THOMAS P. SMITH
Thomas P. Smith Vice President, Chief Financial Officer and Treasurer

LYDALL, INC.

Index to Exhibits

Exhibit Number	Description of Exhibit
10.1	Indemnification Agreement and Confidentiality, Invention and Non-Compete Agreement with David Freeman, President and Chief Executive Officer.

10.2	Employment Agreement and Indemnification Agreement with Thomas P. Smith, Vice President, Chief Financial Officer and Treasurer, dated January 10, 2007.

10.3	Employment Agreement with Bill W. Franks, Jr., President, Lydall Transport, dated January 10, 2007.

10.4	Employment Agreement with Kevin T. Longe, President, Filtration/Separation, dated January 10, 2007.

10.5	Amendment to Letter of Understanding between Lydall, Inc. and Bertrand Ploquin, President, European Automotive, dated January 10, 2007.